EXHIBIT 99.1

PRESS RELEASE

                                                                                                                       Contact:
                                                                                                                      Trisha Tuntland
                                                                                                                     Director of Investor Relations
                                                                                                                     Cabot Microelectronics Corporation
                                                                                                                        (630) 499-2600

CABOT MICROELECTRONICS CORPORATION REPORTS STRONG
RESULTS FOR THIRD QUARTER OF FISCAL 2016
•	Revenue of $108.2 Million, 11.3 Percent Higher Than Last Year
•	GAAP Gross Profit Margin of 48.1 Percent of Revenue; Non-GAAP 49.2 Percent
•	GAAP Earnings Per Share of 76 Cents, Up 94.9 Percent Compared to Last Year; Non-GAAP 79 Cents
•	Cash Flow From Operations of $25.1 Million

AURORA, IL, July 28, 2016 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, today reported financial results for its third quarter of fiscal 2016, which ended June 30, 2016.

Total revenue during the third fiscal quarter was $108.2 million, 11.3 percent higher than in the same quarter last year, including the benefit of the company's October, 2015 acquisition of NexPlanar Corporation.  The company achieved record quarterly revenue in its Tungsten slurry product area, and year-over-year revenue growth also in its Pads and Dielectrics slurry product areas.  Gross profit margin was 48.1 percent of revenue; non-GAAP gross profit margin was 49.2 percent of revenue, excluding amortization expense related to NexPlanar.  The company achieved diluted earnings per share of $0.76 for the third fiscal quarter, representing an increase of 94.9 percent compared to the same quarter last year; non-GAAP diluted earnings per share were $0.79, excluding NexPlanar acquisition-related costs and amortization expense.  Cash flow from operations was $25.1 million.  As of June 30, 2016, the company's balance sheet reflected a cash balance of $243.1 million and $157.5 million of debt outstanding.

"We are delighted with our strong results this quarter, reflecting significant revenue growth compared to last year, and in particular, robust demand for our tungsten, dielectrics and pad CMP solutions.  In addition, we were pleased with the level of profitability and strong cash flow we achieved," said David Li, President and CEO of Cabot Microelectronics.  "We believe our performance this quarter is evidence of the continued successful execution of our strategic business initiatives.  In particular, we continued to support our customers' transitions to advanced logic and memory applications using our tungsten slurries, customer adoption of our CMP pad solutions, and qualification of our new, high-performing dielectrics slurries.  Based on this, and general expectations of industry participants for continued solid near-term demand, we believe we are well-positioned for continued strong performance during the remainder of our fiscal year."

Key Financial Information

Total third fiscal quarter revenue of $108.2 million represents an increase of 11.3 percent compared to the same quarter last year, including 12.8 percent revenue growth from the company's IC CMP consumables products.  The company achieved record quarterly revenue in its Tungsten slurry product area, which grew 7.0 percent year-over-year.  In addition, revenue from the company's Pads product area grew 81.8 percent compared to the same quarter last year, including $6.4 million from NexPlanar, and revenue from the company's Dielectrics slurry product area grew 13.9 percent.  Year to date revenue of $307.8 million is 2.0 percent lower than last year, reflecting soft demand within the global semiconductor industry during the first half of the fiscal year, including continued soft demand for PCs, and competitive dynamics in certain dielectrics and data storage applications, all of which the company has previously disclosed.  Year to date revenue includes a $2.4 million adverse impact associated with foreign exchange rate changes, in particular the weaker Korean won versus the U.S. dollar.

Gross profit for the quarter was 48.1 percent, including $1.1 million of NexPlanar amortization expense.  Excluding this amortization expense, non-GAAP gross profit was 49.2 percent of revenue, compared to 50.0 percent of revenue reported in the same quarter a year ago.  Other factors impacting gross profit this quarter compared to last year include higher fixed manufacturing costs, including costs related to NexPlanar, and higher material costs, partially offset by the benefit of higher sales volume and lower incentive compensation costs.  Year to date, gross profit was 48.5 percent of revenue, which includes $0.7 million of acquisition-related costs and $3.2 million of amortization expense related to NexPlanar.  Excluding these costs, year to date non-GAAP gross profit was 49.7 percent of revenue, compared to 51.0 percent last year.  The company currently expects to achieve gross profit for the full fiscal year around 49 percent of revenue, including NexPlanar, compared to its original GAAP guidance range of 49 to 51 percent.

Operating expenses, which include research, development and technical, selling and marketing, and general and administrative expenses, were $29.9 million in the third fiscal quarter, which was the lowest level for the company since the fourth fiscal quarter of 2009.  Operating expenses were $3.5 million lower than the $33.4 million reported in the same quarter a year ago, primarily due to lower incentive compensation costs and the absence of costs associated with last year's CEO transition, partially offset by NexPlanar costs.  Year to date, total operating expenses were $100.3 million, which includes $1.6 million of acquisition-related costs and $1.3 million of amortization expense related to NexPlanar.  The company is lowering its full fiscal year guidance range for operating expenses to $133 million to $135 million, including NexPlanar; the company's prior guidance range was $139 million to $143 million.

Net income for the quarter was $18.7 million, or $19.4 million on a non-GAAP basis, excluding NexPlanar acquisition-related costs and amortization expense, up 89.2 percent from $9.9 million reported in the same quarter last year.  Net income increased primarily due to higher revenue, lower operating expenses and a lower tax rate, primarily related to a $0.9 million incremental benefit.  Year to date, net income was $39.1 million, or $43.5 million on a non-GAAP basis, excluding the referenced costs related to the NexPlanar acquisition, compared to $43.6 million reported last year.

Diluted earnings per share were $0.76 this quarter, or $0.79 on a non-GAAP basis, excluding the referenced costs related to the NexPlanar acquisition, 94.9 percent higher than the $0.39 reported in the third quarter of fiscal 2015, which included a $0.07 adverse impact related to costs associated with material quality and certain tax items.  Year to date, diluted earnings per share were $1.59, or $1.77 on a non-GAAP basis, excluding the referenced costs related to the NexPlanar acquisition, compared to $1.75 last year, which included the $0.07 adverse impact referenced above.

CONFERENCE CALL
Cabot Microelectronics Corporation's quarterly earnings conference call will be held today at 9:00 a.m. Central Time.  The conference call will be available via live webcast and replay from the company's website, www.cabotcmp.com, or by phone at (844) 825-4410.  Callers outside the U.S. can dial (973) 638-3236.  The conference code for the call is 39611224.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company's website.

USE OF NON-GAAP FINANCIAL INFORMATION
The company presented the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission:  gross profit margin, net income and diluted earnings per share excluding the effects of NexPlanar acquisition-related costs and amortization expense.  The non-GAAP financial information provided in this press release is a supplement to, and not a substitute for, the company's financial results presented in accordance with U.S. GAAP.  These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations.  Specifically, the company believes the NexPlanar acquisition-related costs and amortization expense are not indicative of its core operating results, and thus presents its gross profit margin, net income and diluted earnings per share excluding these costs.  The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.  A reconciliation table of GAAP to non-GAAP financial measures, including gross profit percentage, net income and diluted earnings per share, is contained in this press release.

ABOUT CABOT MICROELECTRONICS
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  The company has approximately 1,125 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; growth or contraction, and trends in the industry and markets in which the company participates; the company's management; various economic factors and international events; regulatory or legislative activity; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason, based on a variety of factors; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2015, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; growth or contraction, and trends in the industry and markets in which the company participates; the company's management; various economic factors and international events; regulatory or legislative activity; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason, based on a variety of factors; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2015, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

Revenue	$108,152	$99,244	$97,168	$307,765	$313,960

Cost of goods sold	56,127	52,348	48,609	158,649	153,751

Gross profit	52,025	46,896	48,559	149,116	160,209

Operating expenses:

Research, development & technical	12,928	14,934	14,773	42,690	44,922

Selling & marketing	6,243	6,668	5,804	19,660	19,220

General & administrative	10,738	12,990	12,830	37,991	38,877

Total operating expenses	29,909	34,592	33,407	100,341	103,019

Operating income	22,116	12,304	15,152	48,775	57,190

Interest expense	1,178	1,191	1,065	3,536	3,030

Other income (expense), net	(246)	452	(160)	396	565

Income before income taxes	20,692	11,565	13,927	45,635	54,725

Provision for income taxes	1,990	2,434	4,041	6,493	11,112

Net income	$18,702	$9,131	$9,886	$39,142	$43,613

Income available to common shareholders	$18,592	$9,090	$9,741	$38,882	$43,221

Basic earnings per share	$0.78	$0.38	$0.40	$1.62	$1.80

Weighted average basic shares outstanding	23,929	24,061	24,333	24,023	24,005

Diluted earnings per share	$0.76	$0.37	$0.39	$1.59	$1.75

Weighted average diluted shares outstanding	24,325	24,408	24,813	24,403	24,655

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	June 30,	September 30,
	2016	2015
ASSETS:

Current assets:
Cash and cash equivalents	$243,087	$354,190
Accounts receivable, net	55,840	49,405
Inventories, net	74,645	70,678
Other current assets	17,798	20,235
Total current assets	391,370	494,508

Property, plant and equipment, net	105,457	93,743
Other long-term assets	185,047	72,223
Total assets	$681,874	$660,474

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$13,840	$15,448
Current portion of long-term debt	9,844	8,750
Accrued expenses, income taxes payable and other current liabilities	33,997	36,446
Total current liabilities	57,681	60,644

Long-term debt, net of current portion	147,656	155,313
Other long-term liabilities	17,564	15,553
Total liabilities	222,901	231,510

Stockholders' equity	458,973	428,964
Total liabilities and stockholders' equity	$681,874	$660,474

CABOT MICROELECTRONICS CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Gross Profit as a Percentage of Revenue, Net Income and Diluted Earnings Per Share
(Unaudited and amounts in thousands, except per share and percentage amounts)

The following presents reconciliation of the Non-GAAP financial measures included in the Cabot
Microelectronics Corporation press release dated July 28, 2016.

	Three Months Ended June 30, 2016			Nine Months Ended June 30, 2016

	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP
Gross profit	$52,025	$1,143	$53,168	$149,116	3,877	$152,993
Gross profit as a percentage of revenue (1)	48.1%		49.2%	48.5%		49.7%

Net income (2)	$18,702	$745	$19,447	$39,142	$4,378	$43,520

Diluted earnings per share (3)	$0.76	$0.03	$0.79	$1.59	$0.18	$1.77

(1) Non-GAAP gross profit as a percentage of revenue for the three months ended June 30, 2016 excludes $1,143 of NexPlanar amortization expense.
Non-GAAP gross profit as a percentage of revenue for the nine months ended June 30, 2016 excludes $706 of NexPlanar acquisition-related costs and $3,171 of NexPlanar amortization expense. Acquisition-related costs include the fair value markup of NexPlanar inventory sold and post-acquisition employee severance.

(2) Non-GAAP net income for the three months ended June 30, 2016 excludes the items mentioned above in (1) plus $467 of NexPlanar amortization expense recorded in operating expenses and a reversal of $451 in share-based compensation for certain unvested NexPlanar stock options settled in cash at the date of acquisition. These adjustments are partially offset by a $414 related increase in the provision for income taxes. Non-GAAP net income for the nine months ended June 30, 2016 excludes the items mentioned above in (1) plus $1,623 of NexPlanar acquisition-related costs and
$1,296 of NexPlanar amortization expense recorded in operating expenses. The $1,623 in acquisition-related costs include share-based compensation expense for certain unvested NexPlanar stock options settled in cash at the date of the acquisition, post-acquisition employee severance, share-based compensation expense for accelerated vesting of certain replacement stock options, and professional fees incurred directly related to the acquisition.
These adjustments are partially offset by a $2,418 related increase in the provision for income taxes.

(3) Non-GAAP diluted earnings per share is calculated based upon Non-GAAP net income.